Exhibit 10.2

Execution Version
SECOND AMENDMENT AGREEMENT

SECOND AMENDMENT AGREEMENT, dated as of October 28 2009 (this "Agreement" or "Second Amendment"), is entered into by and among MCG CAPITAL CORPORATION, a Delaware corporation (the "Company"), and the holders of the Notes party hereto relating to the Note Purchase Agreement, dated as of October 3, 2007, between the Company and each of the purchasers listed therein pursuant to which the Company issued $25,000,000 aggregate principal amount of its 6.71% Series 2007-A Senior Notes due October 3, 2012 (the "Notes""), as amended by that certain First Amendment Agreement (the "First Amendment" dated as of February 26, 2009 and that certain Consent Request dated July 13, 2009 (as amended, the "Note Purchase Agreement").  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Note Purchase Agreement.

W I T N E S S E T H :

WHEREAS, the Company has entered into the Note Purchase Agreement with the Purchasers, pursuant to which the Company issued and sold the Notes; and

WHEREAS, the parties hereto mutually desire to amend the terms of the Note Purchase Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1. Prepayment.

1.1 As provided for in Section 8.2 of the Note Purchase Agreement but subject to Section 1.3 below, on or before the Second Amendment Effective Date the Company will prepay the Notes and the Series 2005-A Notes in the total principal amount of $5,000,000 plus accrued interest on such amount (the "October Prepayment").

1.2 The October Prepayment shall be allocated pro rata as between the Notes and the Series 2005-A Notes based on the outstanding principal amount thereof.

1.3 The holders of the Notes agree to waive (i) their right to the Make Whole Amount on the October Prepayment as would otherwise be due and owing pursuant to Section 8.2 of the Note Purchase Agreement following a prepayment; (ii) the notices required to be delivered by the Company in connection with a prepayment pursuant to Section 8.2 of the Note Purchase Agreement; and (iii) the minimum prepayment requirement of $5,000,000 as set forth in Section 8.2 of the Note Purchase Agreement.  Each of the foregoing waivers shall apply only to the October Prepayment and shall not constitute a waiver, whether express or implied, of any other provision of the Note Purchase Agreement or a waiver of compliance with Section 8.2 in connection with any possible future prepayment.

2. Amendments to Note Purchase Agreement.  The Company and the undersigned holders of the Notes hereby agree that as of the Second Amendment Effective Date (as defined in Section 3 below), without any further action, the Note Purchase Agreement shall be amended as follows:

2.1 Schedule B Defined Terms.  Schedule B to the Note Purchase Agreement shall be amended as follows:

(a) The definition of "Available Monetization Proceeds" in Schedule B shall be deleted in its entirety and replaced with the following:

"Available Monetization Proceeds" shall mean, with respect to any Monetization Event, the greatest of (i) 40% of Net Proceeds, (ii) from and after the date on which the Company is no longer obligated pursuant to the CLFT Sale and Servicing Agreement to reduce the obligations thereunder by the additional 7.5% of Net Proceeds as required by Section 2.3(c) clause (ii) of the CLFT Sale and Servicing Agreement, 45% of Net Proceeds or (iii) if a Subsidiary Non-Recourse Debt Event of Default has occurred and is continuing, 60% of Net Proceeds.

(b) The definition of "CLFT Sale and Servicing Agreement" in Schedule B shall be deleted in its entirety and replaced with the following:

"CLFT Sale and Servicing Agreement" means that certain Amended and Restated Sale and Servicing Agreement dated as of February 26, 2009 (as amended and as may be further amended from time to time), by and among the Company, as the originator and servicer, the CLFT, as the seller, Three Pillars Funding LLC, as a purchaser, SunTrust Capital Markets, Inc. (now, SunTrust Robinson Humphrey, Inc.), as the administrative agent and the purchaser agent for Three Pillars Funding LLC, and Wells Fargo Bank, National Association, as the backup servicer and the trustee."

3. Second Amendment Effective Date and Conditions Precedent.  This Agreement shall become effective on the first date (the "Second Amendment Effective Date") on which each of the following conditions have been satisfied:

(a) October Prepayment.  The Company shall have paid to each holder of a Note and a Series 2005-A Note, in the manner and at the address for payments specified in the Note Purchase Agreements, each holder's pro rata share of the October Prepayment.

(b) Representations and Warranties.  The representations and warranties contained in Section 4 of this Agreement shall be true in all material respects on and as of the Second Amendment Effective Date.

(c) No Default.  No Default or Event of Default shall have occurred and be continuing on the Second Amendment Effective Date.

(d) Officer's Certificate.  The Company shall have delivered to each holder of Notes an Officer’s Certificate, dated as of the date of this Agreement, certifying that (i) the representations and warranties of the Company set forth in Section 4 of this Agreement are true in all material respects, and (ii) no Default or Event of Default has occurred and is continuing.

(e) Execution and Delivery by the All Holders.  As of the Second Amendment Effective Date, this Agreement shall have been executed by all holders and copies of the executed signature pages of the holders shall have been delivered to each holder of Notes.

(f) Delivery by the Company.  As of the Second Amendment Effective Date, copies of this Agreement executed by the Company shall have been delivered to each holder of Notes.

(g) Series 2005-A Notes.  As of the Second Amendment Effective Date, all holders under the Series 2005-A Note Purchase Agreement shall have executed an amendment agreement addressing, among other matters, Sections 1.3 and 2.1 herein, and copies of the executed signature pages shall have been delivered to each holder of the Notes or Bracewell & Giuliani LLP on their behalf.

(h) Legal and Advisor Fees.  The Company shall have paid the reasonable fees and expenses of Bracewell & Giuliani LLP, special counsel to the holders of Notes, to the extent reflected in a statement rendered to the Company at least one Business Day prior to the Second Amendment Effective Date.

4. Representations and Warranties of the Company.  The Company represents and warrants to each undersigned holder of Notes that each of the representations and warranties of the Company set forth in the Note Purchase Agreement are true and correct in all material respects as of the Second Amendment Effective Date (except for any such representations and warranties that were made by reference to a specific earlier date and after giving effect to the supplemental schedules attached hereto), and further represents and warrants as follows:

(a) Organization; Power and Authority.  The Company is a Delaware corporation and is in good standing in its jurisdiction of organization.

(b) Authorization, etc.  This Agreement has been duly authorized by all necessary corporate action on the part of the Company, and upon execution and delivery hereof, this Agreement, and the Note Purchase Agreement, as amended hereby, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) Compliance with Laws, Other Instruments, etc.  The execution, delivery and performance by the Company of this Agreement will not (i) contravene the provisions of the certificate of incorporation or bylaws of the Company or result in a breach of any of the terms of any Material agreement or instrument by which the Company or any of its Subsidiaries is bound or to which the Company or any of its Subsidiaries is a party, including, without limitation, any Subsidiary Non-Recourse Debt Documents, (ii) result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any of its Subsidiaries or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any of its Subsidiaries.

(d) Governmental Authorizations, etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement.

(e) Existing Revolving Credit Facility.  The Existing Revolving Credit Facility has been repaid in full and cancelled in its entirety.

(f) No Default.  No Default or Event of Default has occurred and is continuing.

5. Survival of Representations and Warranties.  All representations and warranties contained herein shall survive the execution and delivery of this Agreement.  All representations and warranties contained herein also shall survive the transfer by a holder of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder, regardless of any investigation made at any time by or on behalf of any holder.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.

6. Ratification of Note Purchase Agreement.  This Agreement shall be construed in connection with and as part of the Note Purchase Agreement, and except as modified and expressly amended by this Agreement, all terms, conditions and covenants contained in the Note Purchase Agreement are hereby ratified and shall remain in full force and effect.

7. References to Note Purchase Agreement.  Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Agreement may refer to the Note Purchase Agreement without making specific reference to this Agreement but nevertheless all such references shall include this Agreement unless the context otherwise requires.

8. Expenses.  The Company agrees to pay all reasonable out-of-pocket expenses of the holders arising in connection with this Agreement, the exchange of the Notes and the transactions contemplated hereby, including without limitation the reasonable fees and expenses, including reasonable post-closing fees and expenses, of Bracewell & Giuliani LLP, special counsel for the holders of the Notes.

9. Headings.  The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

10. Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

11. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

[Signature page follows]

This Agreement is hereby accepted
and agreed to as of the date thereof.

MCG CAPITAL CORPORATION
By:	/s/ Stephen J. Bacica
Name: Stephen J. Bacica
Title: Chief Financial Officer

Signature Page to 2007 Second Amendment Agreement
MCG Capital Corporation

This Agreement is hereby accepted
and agreed to as of the date thereof.

The Guardian Life Insurance Company of America
By:	/s/ Brian Keating
Name: Brian Keating
Title: Managing Director

The Guardian Insurance & Annuity Company, Inc.
By:	/s/ Brian Keating
Name: Brian Keating
Title: Managing Director

Nationwide Life Insurance Company
By:	/s/ Thomas A. Gleason
Name: Thomas A. Gleason
Title: Authorized Signatory

Signature Page to 2007 Second Amendment Agreement
MCG Capital Corporation